Exhibit 10.9

Copyright c 1981 and Published by The Association
of Ship Brokers & Agents (U.S.A.), Inc. (ASBA), New York
This derivative work may not be copied without
the permission of the copyright owners.
Code Name: ASBATIME

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

TIME CHARTER

New York Produce Exchange Form

November 6th, 1913 – Amended October 20th, 1921; August 6th, 1931; October 3rd, 1946; June 12th, 1981

_
THIS CHARTER PARTY, made and concluded in Shanghai
16th day of January ~~19~~ 2004
Owners	between Capetanissa Maritime Corporation, guaranteed by Costamare Shipping
Company S.A
Owners of
the good Motorship~~/Steamship~~ the good newbuilding
Motorship HHI Hull No. 1653
Description	of of tons gross register, and
of	tons net register, having engines of
Vessel	horsepower and with hull, machinery and equipment in a thoroughly efficient state, and classed of about
~~cubicfeetgrain/balecapacity~~
, and about
~~long~~/metric tons deadweight capacity (cargo and
bunkers, including fresh water and stores not exceeding what is reasonable for the voyage long/metric tons) on a salt water draft of on summer
freeboard, inclusive of permanent bunkers, which are of the capacity of about
~~long~~/metric tons of
fuel oil and
~~long~~/metric tons of , and
capable of steaming, ~~fully laden~~, at scantling draft under good weather conditions about knots on a consumption of about
~~long~~/metric tons of time charter description as per Clause 60 now under construction
and
Charterers	Cosco Container Lines Co., Ltd.
Charterers of the City of Shanghai
The Owners agree to let and the Charterers agree to hire the vessel from the
Duration	time of delivery for ~~about~~ 10 years +/- ***** days in Charterers’ option within below
mentioned trading limits.
Sublet	Charterers shall have liberty to sublet the vessel with Owners’ prior confirmation which not to be unreasonable withheld for all or any part of the time covered by this Charter, but Charterers shall remain responsible for the fulfillment of this Charter.
Delivery	Vessel shall be placed at the disposal of the Charterers on dripping last outward sea pilot ex Hyundai Heavy Industries, Ulsan, South Korea at any time day and night,
Sunday, holiday included

~~in such dock or at such berth or place (where she may safely lie, always afloat,~~
~~at all times of tide, except as otherwise provided in Clause 6) as the Charterers~~
~~may direct. If such dock, berth or place be not available, time shall count as~~
~~provided in Clause 5~~. Vessel on her deliver shall be ready to receive cargo in containers with_

clean-swept holds and tight, staunch, strong and in every way fitted for ~~ordi~~
~~nary~~ container cargo service, having water ballast and with sufficient power to operate and be maintained in such condition during the Charter period ~~all~~
~~cargo handling gear simultaneously~~ (and with full complement of officers and crew for a vessel of her tonnage), to be employed in carrying lawful containerized merchan-
Dangerous	dise ~~excluding any goods of a dangerous, injurious, flammable or corrosive~~
Cargo	~~nature unless carried in accordance with the requirements or recom~~
~~mendations of the proper authorities of the state of the vessel’s registry and of~~
~~the states of ports of shipment and discharge and of any intermediate states or~~
~~ports through whose waters the vessel must pass. Without prejudice to the~~
Cargo	~~generality of the foregoing, in addition the following are specifically excluded:~~
Exclusions	~~livestock of any description, arms, ammunition, explosives~~
(seeClause43)

Trading	The vessel shall be employed in such lawful trades between safe ports and
Limits	places within world wide always within institute warranty Limits between safe port(s) /
berth(s) / anchorage(s), excluding Cambodia, North Korea, Iraq, Iran, Eritrea,
Somalia, Yemen, Lebanon, Libya, Syria, Jordania, Zaire, Angola, Turkish occupied
Cyprus, Cuba, Haiti, Congo, Liberia, Sierra Leone, St. Lawrence Seaway, Orinoco, Amazon
River, All warlike and war risk areas and countries which result in blacklisting by the
United Nations, The excluded area may be deleted with mutual consent if the political situation changes, ~~excluding~~.

as the Charterers or their agents shall direct, on the following conditions:
Owners	1. The Owners shall provide any pay for the insurance of the vessel and
To	for all provisions, cabin, deck, engine-room and other necessary stores, in-
Provide	cluding boiler water, fresh water, shall pay for wages, consular shipping and discharging fees of the crew and charges for port services pertaining to the crew; shall maintain vessel’s class and keep her in a thoroughly efficient state in hull, machinery and equipment for and during the service.
Charterers	2. The Charterers, while the vessel is on hire, shall provide and pay for all
To	the fuel except as otherwise agreed, port/canal charges, compulsory pilotages, towages,
Provide	agen-
cies, commissions, consular charges (except those pertaining to individual crew members or flag of the vessel), and all other usual expenses except those stated in Clause 1, but when the vessel puts into a port for causes for which vessel is responsible, then all such charges incurred shall be paid by the
Owners. Fumigations ordered because of illness of the crew shall be for
Owners’ account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this Charter shall be for Charterers’
account. All other fumigations shall be for Charterers’ account after vessel has been on charter for a continuous period of six months or more except caused by the vessel
Charterers shall provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners shall allow them the use of any dunnage and shifting boards already aboard vessel.
Bunkers	~~3. The Charterers on delivery, and the Owners on redelivery, shall take~~
on	~~over and pay for all fuel and diesel oil remaining on board the vessel as~~
Delivery	~~hereunder. The vessel shall be delivered with~~

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and	~~long/metric tons of fuel oil at the price of per ton;~~
Redelivery	~~tons of diesel oil at the price of~~
~~per ton. The vessel shall be redelivered with~~
~~tons of fuel oil at the price of per ton~~;
~~tons of diesel oil at the price of per ton~~
(SeeClause39)

(~~*Same tons apply throughout this clause~~)
Rate	4. The Charterers shall pay for the use and hire of the said vessel at the
of	rate of USD 32,200 NET per day including overtime ~~daily, or~~
UnitedStatesCurrency
Hire	~~per ton on vessel’s total deadweight carrying capacity, including bunkers and~~
~~stores, on summer freeboard, per calendar month,~~
commencing on and from the ~~day~~ UTC time of her delivery, as aforesaid, and at and after
the same rate for any part of a day ~~month~~; hire shall continue until the UTC hour of the
day of her redelivery in like good order and condition, ordinary wear and tear
Redelivery	excepted, to the Owners (unless vessel lost) ~~at~~ one dropping last outward sea pilot one
Areas and	safe port United States of America, Europe including United Kingdom, Far East at any time day and night, Sunday, holiday included
Notices	unless otherwise mutually agreed.
Charterers shall give Owners not less than 180 days notice of probable time and redelivery range (west Coast or East Coast of United States of America, Far East, Europe including
United Kingdom) and 60/45/30/15/10 days approximate and 7/3/1 days definite notice of vessel’s expected date of redelivery and probable port

Hire	5. Payment of hire shall be made so as to be received by Owners or their
Payment	designated payeein ~~New York, i.e~~ a place and Bank to be advised before delivery
and
Commencement
in United States Currency, in funds
available to the Owners on the due date, ~~semi monthly~~ every 15 days in advance, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire shall be paid for the balance day by day as it becomes due, if so required by Owners Failing the punctual and regular payment of the hire, or on any breach of this Charter, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers without pre-
judice to any claims they (the Owners) may otherwise have on the Charterers provided
Owners have given Charterers ***** banking days written notice of such default or breach and Charterers have failed to remedy same. When so rectified the payment shall stand as punctual and regular payment.
Time shall count the time ~~from 7 A.M. on the working day following that on~~
~~which~~ written notice of readiness has been given to Charterers or their agents
~~before 4 P.M.~~, but if required by Charterers, they shall have the privilege of using vessel at once, in which case the vessel will be on hire from the com-
mencement of work.
Cash	Cash for vessel’s ordinary disbursements at any port may be advanced,
Advances	as required by the Captain, by the Charterers or their agents, subject to 21/2 percent commission and such advances shall be deducted from the hire. The
Charterers, however, shall in no way be responsible for the application of such advances.

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Berths	6. Vessel shall be loaded and discharged in any dock or at any berth or place that Charterers or their agents may direct, provided the vessel can safely lie always afloat at any time of tide, ~~except at such places where it is customary~~
~~for similar size vessels to safely lie aground.~~
Spaces	7. The whole reach of the vessel’s holds, decks, and usual places of
Available	loading (not more than she can reasonably and safely slow and carry), also accommodations for supercargo, if carried, shall be at the Charterers’ dis-
posal, reserving only proper and sufficient space for ship’s officers, crew, tackle, apparel, furniture, provisions, stores and fuel. No commercial passengers allowed.
8. The Captain shall prosecute his voyages with due despatch, and shall render all customary assistance with ship’s crew and boats. The Captain
(although appointed by the Owners) shall be under the orders and directions of the Charterers as regards employment and agency, and Charterers are to perform all cargo handling load, stow, lash, secure, unsecure, unlash and discharge at their expense under the supervision and responsibility after loading as far as stability, trim and longitudinal/torsional stresses are concerned of the
Captain, who is to sign the bills of lading for cargo as presented in conformity with mate’s or tally clerk’s receipts. However, at Charterers’ option, the Chart-
erers or their agents may sign bills of lading on behalf or the Captain always in
Bills	conformity with make’s or tally clerk’s receipts. All bills of lading shall be
of	without prejudice to this Charter and the Charterers shall indemnify the Own-
Lading	ers against all consequences or liabilities which may arise from any inconsis-
tency between this Charter and any bills of lading or waybills signed by the
Charterers or their agents or by the Captain at their request. In case of through or house to house Bills of Lading are being issued, Charterers to keep the Owners harmless for additional expenses and/or damages that may occur before loading and after the actual discharge of the containers from the vessel occurring without fault on part of Owners or Agents.
Conduct of	9. If the Charterers shall have reason to be dissatisfied with the conduct or
Captain	the Captain or officers, the Owners shall, on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.
Supercargo and	10. The Charterers are entitled to appoint a supercargo, who shall accom-
Meals	pany the vessel and see that voyages are prosecuted with due despatch He is to be furnished with free accommodation and same fare as provided for
Captain’s table, Charterers paying at the rate of US$5.00 per day.
Owners shall victual pilots and customs officers, and also, when authorized by
Charterers or their agents. shall victual tally clerks, stevedore’s foreman, etc.,
Charterers paying at the rate of US$3.00 per meal for all such victual-
ling
Sailing	11. The Charterers shall furnish the Captain from time lo time with all
Orders	requisite instructions and sailing directions, in writing, and the Captain shall
and Logs	keep full and correct deck and engine logs of the voyage or voyages, which are to be patent to the Charterers or their agents, and furnish the Charterers, their agents or supercargo, when required, with a true copy of such deck and engine logs, showing the course of the vessel distance run and the consumption of fuel. All logs shall be in English.
Ventilation	12. The Captain shall use diligence in caring for the ventilation of the
~~cargo~~ holds
Continuation	13. ~~The Charterers shall have the option of continuing this Charter for a~~
~~furtherperiodof~~

Laydays/	14. ~~If required by Charterers, time shall not commence before~~

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Canceling	~~and should vessel not have given written~~
~~notice of readiness on or before but not~~
~~later than 4 P.M. Charterers or their agents shall have the option of cancelling~~
~~this Charter at any time not later than the day of vessel’s readiness~~
The vessel to be delivered to Charterers on ***** Jun 2006 LT to ***** Jul 2006 LT
which will be narrowed Into two (2) days with three (3) months delivery notice.
If the vessel Is expected to be delayed for more than 3 days beyond above delivery dates, both parties shall decide a later delivery date based on Charterers’ service schedule, by mutual agreement.
Owners to keep Charterers closely and continuously informed about the scheduled date on which the vessel will be delivered from the shipyard and any subsequent change immediately when notice has been given by the builder, so that Charterers are at any time fully aware of the latest status as regards delivery of the vessel from the shipyard. And Charterers shall inform Owners’ of their schedule on which the vessel will be phased into Charterers’ service, however the vessel will be phased in, not later than thirty (30) consecutive days after the notice of readiness being tendered.
Off	15. In the event of the loss of time from deficiency and/or default (See Clause 46) of officers
Hire	or crew or deficiency of stores, fire, breakdown of, or damages to, hull, machinery or equipment, grounding, detention by average accidents to ship or cargo unless resulting from inherent vice, quality or defect of the cargo, drydocking for the purpose of examination or painting bottom, or by any other similar cause preventing the full working of the vessel, the payment of hire and overtime, if any, shall cease for the time thereby lost. Should the vessel deviate or put back during a voyage, contrary to the orders or directions of the
Charterers, for any reason other than Charterers’ responsibility matter or accident lo the cargo, the hire is to be
suspended from the time of her deviating or putting back until she is again in the same or equidistant position from the destination and the voyage resumed therefrom. All fuel used by the vessel while off hire shall be for Owners’
account In the event of the vessel being driven into port or to anchorage through stress of weather, trading to shallow harbors or to rivers or ports with bars, any detention of the vessel and/or expenses resulting from such deten-
tion shall be for the Charterers’ account. If upon the voyage the speed be reduced by defect in, or breakdown of, any part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire (See Clause 63)
Total	16. Should the vessel be lost, money paid in advance and not earned
Loss	(reckoning from the date of loss or being last heard of) shall be returned to the
Charterers at once
Exceptions	The act of God, enemies, fire, restraint of princes, rulers and people, and all dangers and accidents of the seas, rivers, machinery, boilers and steam navigation, and errors of navigation throughout this Charter, always mutually excepted
Liberties	The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.
Arbitration	~~17. Should any dispute arise between Owners and the Charterers, the~~
~~matter in dispute shall be referred to three persons at New York, one to be~~
~~appointed by each of the parties hereto, and the third by the two so chosen;~~
~~their decision, or that of any two of them, shall be final and for the purpose of~~
~~enforcing any award this agreement may be made a rule of the Court. The~~
~~arbitrators shall be commercial men conversant with shipping matters.~~
BIMCO Standard Law & Arbitration Clause 1998 – English Law, London

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Arbitration
This Contract shall be governed by and construed in accordance with
English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration
Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause.
The arbitration shall be conducted in accordance with the London Maritime
Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that is done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of
US$50,000 (or such sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
Liens	18. The Owners shall have a lien upon all cargoes and all sub-freights sub-hires for any amounts due under this Charter, including general average contributions, and the Charterers shall have a lien on the ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once.
Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the vessel.
Salvage	19. All derelicts and salvage shall be for Owners’ and Charterers’ equal benefit after deducting Owners’ and Charterers’ expenses and crew’s propor-
tion.
General	General average shall be adjusted, according to York - Antwerp Rules
Average	1974, and all subsequent amendments thereto ~~at such port or place in the United States as~~
~~may be selected by the~~
~~Owners and as to matters not provided for by these Rules, according to the~~
~~laws and usage at the port of New York~~ London, English law to apply. In such adjustment disbursements in
foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the Owners, must be furnished before delivery or the goods. Such cash deposit as the Owners or their agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consign-
ees or owners of the goods to the Owners before delivery. Such deposit shall,

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at the option of the Owners, be payable in United Stales money and remitted to the adjuster. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of the adjuster pending settlement of the general average and refunds or credit balances, if any, shall be paid in United
States money.
York-	Charterers shall procure that all bills of lading issued during the cur-
Antwerp	rency or the Charter will contain a provision to the effect that general average
Rules	Shall be adjusted according to York-Antwerp Rules 1974 and all the subsequent amendments thereto
and will include the
“New Jason Clause” as per Clause 23.
Drydocking	20. ~~The vessel was last drydocked~~  . ~~The~~
~~Owners shall have the option to place the vessel in drydock during the cur-~~
~~rency of this Charter at a convenient time and place, to be mutually agreed~~
~~upon between Owners and Charterers, for bottom cleaning and painting~~
~~and/or repair as required by class or dictated by circumstances. Payment of~~
~~hire shall be suspended upon deviation from Charterers’ service until vessel is~~
~~again placed at Charterers’ disposal at a point not less favorable to Charterers~~
~~thanwhenthehirewassuspended~~ _________________________________________________________
Drydocking Clause
Vessel is not allowed to drydock, except in case of emergency, Owners guarantee works and/or for class renewal/extension. Vessel is on a 5 (five) years drydock rotation/schedule and first scheduled drydocking for class renewal to be performed about 5 (five) after delivery at a dock of Owners’ choice. Exact date of such drydocking to be mutually agreed between
Owners and Charterers but to be performed in any case prior to expiration of valid class certificates. Charterers to release vessel at Charterers’ berth in empty condition, but if required Owners will co-operate to drydock the vessel in partly empty condition, provided drydock facilities, class and extent of repairs permit. Any extra costs/expenses for drydocking with cargo to be borne by Charterers. Unless otherwise agreed vessel will go on-
hire after drydocking upon arrival at Charterers’ berth or, if such berth be not available, upon arrival at an equidistant position as directed by the Charterers.

Cargo	21. ~~Owners shall maintain the cargo handling gear of the ship which is as~~
Gear	~~follows:~~

~~providing gear (for all derricks or cranes) capable of lifting capacity as de-~~
~~scribed Owners shall also provide on the vessel for night work lights as on~~
~~board, but all additional lights over those on board shall be at Charterers’~~
~~expense. The Charterers shall have the use of any gear on board the vessel. If~~
~~required by Charterers, the vessel shall work night and day and all cargo~~
~~handling gear shall be at Charterers’ disposal during loading and discharging~~
Stevedore	~~in the event of disabled cargo handling gear, or insufficient power to operate~~
Stand-by	~~the same, the vessel is to be considered to be off hire to the extent that time is~~
~~actually lost to the Charterers and Owners to pay stevedore stand by charges~~
~~occasioned thereby. If required by the Charterers, the Owners are to bear the~~
~~cost of hiring shore gear in lieu thereof.~~
Crew	22. ~~In lieu of any overtime payments to officers and crew for work ordered~~
Overtime	~~by Charterers or their agents, Charterers shall pay Owners $~~
~~per month or pro rata~~
Clauses	23. The following clause is to be included in this Charter Party and
In all bills of lading issued

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Paramount	hereunder.
This bill of lading shall have effect subject to the provisions of the
Carriage of Goods by Sea Act of the United States, the Hague Rules, or the
Hague-Visby Rules, as applicable, or such other similar national legislation as may mandatorily apply by virtue of origin or destination of the bills of lading, which shall be deemed to be incorporated herein and nothing herein con-
tained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said applicable Act. If any term of this bill of lading be repugnant to said applicable
Act to any extent, such term shall be void to that extent, but no further.
This Charter is subject to the following clauses all of which are to be included in all bills of lading issued hereunder:
New	If the ship comes into collision with another ship as a result of the
Both-	negligence of the other ship and any act, neglect or default of the master,
to-	mariner, pilot or the servants of the earner in the navigation or in the manage-
Blame	ment of the ship, the owners of the goods carried hereunder will indemnify the
Collision	carrier against all loss or liability to the other or non-carrying ship or her
Clause	owners insofar as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying ship or her owners to the owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her owners as part or their claim against the carrying ship or carrier.
The foregoing provisions shall also apply where the owners, operators or those in charge of any ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contact.
New	In the event of accident, danger, damage or disaster before or after
Jason	commencement of the voyage resulting from any cause whatsoever, whether
Clause	due to negligence or not, for which, or for the consequences of which, the carrier is not responsible, by statute, contract, or otherwise, the goods, ship-
pers, consignees, or owners of the goods shall contribute with the carrier in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the goods.
If a salving ship is owned or operated by the earner, salvage shall be paid for as fully as if salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated con-
tribution of the goods and any salvage and special charges thereon shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery.
War	~~(a) No contraband of war shall be shipped. Vessel shall not be re-~~
Clauses	~~quired, without the consent of Owners, which shall not be unreasonably~~
~~withheld, to enter any part or zone which is involved in a state of war, warlike~~
~~operations, or hostilities, civil strife, insurrection or piracy whether there be a~~
~~declaration of war or not, where vessel, cargo or crew might reasonably be~~
~~expected to be subject to capture, seizure or arrest, or to a hostile act by a~~
~~belligerent power (the term “power” meaning any de jure or de facto authority~~
~~or any purported governmental organization maintaining naval, military or air~~
~~forces).~~
~~(b) If such consent is given by Owners, Charterers will pay the provable~~
~~additional cost of insuring vessel against hull war risks in an amount equal to~~
~~the value under her ordinary hull policy but not exceeding a valuation of~~
~~__________________________________________. In addition, Owners may purchase and Charterers~~

8

~~will pay for war risk insurance on ancillary risks such as loss of hire, freight~~
~~disbursements, total loss, blocking and trapping, etc. If such insurance is not~~
~~obtainable commercially or through a government program, vessel shall not~~
~~be required to enter or remain at any such port or zone.~~
~~(c) In the event of the existence of the conditions described in (a)~~
~~subsequent to the date of this Charter, or while vessel is on hire under this~~
~~Charter, Charterers shall, in respect of voyages to any such port or zone~~
~~assume the provable additional cost of wages and insurance property incurred~~
~~in connection with master, officers and crew as a consequence of such war,~~
~~warlike operations or hostilities.~~ Conwartime 1993 Clause as attached to apply.
Ice	24. The vessel shall not be required to enter or remain in any icebound port or area, nor any port or area where lights or lightships have been or are about to be withdrawn by reason of ice, nor where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter and remain in the port or area or to get out after having completed loading or
Discharging. Vessel not to force ice nor to be towed by or follow ice breakers.
Navigation	25. Nothing herein stated is to be construed as a demise of the vessel to the
Time Charterers. The Owners shall remain responsible for the navigation of the vessel, acts of pilots and tug boats, insurance, crew, and all other similar matters, same as when trading for their own account.
Commissions	~~26. A commission of   percent is payable by the vessel~~
~~and Owners to~~

~~on hire earned and paid under this Charter, and also upon any continuation or~~
~~extension of this Charter.~~
Address	27. ~~An address commission of percent~~
~~ispayableto~~

~~on hire earned and paid under this Charter.~~
Rider	Rider Clauses No. 28 to 98 as at-
tached hereto are incorporated in this Charter.

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Rider of Suggested Additional Clauses

(None of these Clauses apply unless expressly agreed during the negotiations and enumerated in line 362)

Extension	28. ~~If it clearly appears that, despite the exercise of due diligence by~~
of	~~Owners, the vessel will not be ready for delivery by the cancelling date, and~~
Cancelling	~~provided Owners are able to state with reasonable certainty the date on which~~
~~the vessel will be ready, they may, at the earliest seven days before the vessel is~~
~~expected to sail for the part or place of delivery, require Charterers to declare~~
~~whether or not they will cancel the Charter Should Charterers elect not to~~
~~cancel, or should they fail to reply within seven days or by the cancelling date,~~
~~whichever shall first occur, then the seventh day after the expected date of~~
~~readiness for delivery as notified by Owners shall replace the original cancel~~
~~ling date. Should the vessel be further delayed, Owners shall be entitled to~~
~~require further declarations of Charterers in accordance with this Clause.~~
Grace	29. Where there is failure to make “punctual and regular payment” of hire,
Period	Charterers shall be given by Owners ***** clear banking days (as recognized at the agreed place of payment) written notice to rectify the failure, and when so rectified within those ***** days following Owners’ notice, the payment shall stand as regular and punctual. Payment received by Owners’ bank after the original due date will bear interest at the rate of ***** percent per day which shall be payable immediately by Charterers in addition to hire.
~~At any time while hire is outstanding the Owners shall be absolutely~~
~~entitled to withhold the performance of any and all of their obligations hereun~~
~~der and shall have no responsibility whatsoever for any consequences thereof~~
~~in respect of which the Charterers hereby indemnify the Owners and hire shall~~
~~continue to accrue and any extra expenses resulting from such withholding~~
~~shall be for the Charterers’ account~~
Cargo	30. ~~Damage to and claims on cargo shall be for Owners’ account if caused~~
Claims	~~by unseaworthiness of the vessel, but shall be for Charterers’ account if~~
~~caused by handling and stowage, including slackage. Claims for shortage ex~~
~~ship shall be shared equally between Owners and Charterers~~ (See Clause 58)
War	31. In the event of the outbreak of war (whether there be a declaration of
Cancellation	war or not) between any two or more of the following countries· The United
States of America, the United Kingdom, France, ~~the Union of Soviet Socialist~~
~~Republics,~~ the People’s Republic of China, Russia

or in the event of the nation under whose flag the vessel sails becoming directly involved in war (whether there be a declaration of war or not), either the
Owners or the Charterers may cancel this Charter. Whereupon the Charterers shall redeliver the vessel to the Owners in accordance with Clause 4; if she has cargo on board, after discharge of thereof at destination,or, if debarred under this Clause from reaching or entering it, at a near open and safe port as directed by the Owners; or, if she has no cargo on board, at the port at which she then is; or, if at sea, at a near open and a safe port as directed by the Owners
In all cases hire shall continue to be paid in accordance with Clause 4 and except as aforesaid all other provisions of this Charter shall apply until redeliv-
ery. Notwithstanding above, whenever the country of vessel’s flag becomes involved in a conflict or war as mentioned above, which may directly affect the performance of this Charter, before Charterers may elect to cancel this
Charter, Charterers are to give Owners sufficient advance notice of their
Intention to do so, whereupon Owners do have the option to change vessel’s flag and/or ownership within 90 days after having received Charterers’
approval of newly chosen flag which not to be unreasonably withheld by

10

Charterers. If Owners elect to change vessel’s flag and/or ownership, the
Charter Party to be fully maintained by both parties and all other terms and conditions to remain fully in force and unchanged. However it is agreed that vessel’s new flag and/or ownership should allow the vessel to continue trading in Charterer’s service. It is mutually agreed that no party shall take advantage from this clause and cancel this Charter Party if the trade and performance under this clause is not directly affected.

War Bonus	32. Any war bonus to officers and crew due to vessel’s trading or cargo carried shall be for Charterers’ account.
Requisition	33. ~~Should the vessel be requisitioned by the government of the vessel’s~~
~~flag during the period of this Charter, the vessel shall be deemed to be off hire~~
~~during the period of such requisition, and any hire paid by the said government~~
~~in respect of such requisition period shall be retained by Owners. The period~~
~~during which the vessel is on requisition to the said government shall count as~~
~~part of the period provided for in this Charter.~~
~~If the period of requisition exceeds _________________________________________ months, either~~
~~party shall have the option of canceling this Charter and no consequential~~
~~Claim may be made by either party.~~ (See Clause 96)
On/Off-hire	34. ~~Prior to delivery and redelivery the parties shall each appoint sur-~~
Survey	~~veyors, for their respective accounts, who shall conduct joint on hire/off hire~~
~~surveys. A single report shall be prepared on each occasion and signed by~~
~~each surveyor, without prejudice to his right to file a separate report setting~~
~~forth items upon which the surveyors cannot agree If either party fails to have~~
~~a representative attend the survey and sign the joint survey report, such party~~
~~shall nevertheless be bound for all purposes by the findings in any report~~
~~prepared by the other party. On hire survey shall be on Charterers’ time and~~
~~off hire survey on Owners’ time.~~ (See Clause 68)
Stevedore	35. ~~Any damage caused by stevedores during the currency of this Charter~~
Damage	~~shall be reported by Captain to Charterers or their agents, in writing, within 24~~
~~hours of the occurrence or as soon as possible thereafter. The Captain shall~~
~~use his best efforts to obtain written acknowledgement by responsible parties~~
~~causing damage unless damage should have been made good in the mean-~~
~~time.~~
~~Stevedore damages involving seaworthiness shall be repaired without~~
~~delay to the vessel after each occurrence in Charterers’ time and shall be paid~~
~~for by the Charterers. Other minor repairs shall be done at the same time, but if~~
~~this is not possible, same shall be repaired while vessel is in drydock in~~
~~owners’ time, provided this does not interfere with Owners’ repair work, or by~~
~~vessel’s crew at Owners’ convenience. All costs of such repairs shall be for~~
~~Charterers’ account. Any time spent in repairing stevedore damage shall be for~~
~~Charterers’ account.~~
~~Charterers shall pay for stevedore damages whether or not payment~~
~~has been made by stevedores to Charterers.~~
Charterers’	~~36. Charterers shall have the privilege of flying their own house flag and~~
Colors	~~painting the vessel with their own markings. The vessel shall be repainted in~~
~~owners’ colors before termination of the Charter. Cost and time of painting,~~
~~maintaining and repainting those changes effected by Charterers shall be for~~
~~Charterers’ account.~~ (See also Clause 64)
Return	37. ~~Charterers shall have the benefit of any return insurance premium~~

11

Premiums	~~receivable by Owners from their underwriters as and when received from~~
~~underwriters by reason of vessel being in port for a minimum period of 30 days~~
~~If on full hire for this period or pro rata for time actually on hire.~~
(a) The Charterers shall be entitled to order the vessel not to sell but to remain idle or laid up either alongside a safe berth in a safe port or at a safe anchorage for any period under this Charter in which case the
Charterers shall have the benefit of any return insurance premium receivable by the Owners from their underwriters as and when received from underwriters by reason of the vessel being idle or laid up but shall indemnify the Owners for any and all additional costs and expenses of whatsoever nature which would not have been incurred if the vessel had been trading.
(b) If under this clause vessel is idle for more than 4 weeks as per Charterers instructions Charterers to carry out underwater cleaning of the vessel and to take all necessary other measures as deemed necessary by Owners to re-establish vessel’s hull and underwater parts condition as has been prior to lay-up / detainment, including drydocking and repainting with suitable
Paint as per Owners/vessel’s paint specification always in Charterers’ time and at their expense.
In order not to affect the warranty of paint suppliers for the proper functioning of vessel’s anti-fouling paint scheme Charterers undertake to order the vessel to sail each 7 days for a continuous period of not less than 10 hours at a speed corresponding to minimum 85% NCR of vessel’s main engine.
notwithstanding anything contained in this Charter Party to the contrary it is expressly agreed that whenever vessel’s speed performance and/or fuel consumption
Is / are affected due to vessel is detained for any period no deduction from charter hire may be effected by Charterers.
Water	38. ~~The vessel shall be off hire during any time lost on account of vessel’s~~
Pollution	~~non-compliance with government and/or state and/or provincial regulations~~
~~pertaining to water pollution. In cases where vessel calls at a U.S. port, Owners~~
~~warrant to have secured and carry on board the vessel a Certificate of Financial~~
~~Responsibility as required under U.S. law~~ (See Clause 83)

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

Clause 39 ‒ Bunkers

Vessel to be delivered with about 1,000 metric tons of bunker fuel. Alternatively Charterers to have the option to supply bunkers to the vessel at the building yard. Such option is to be declared within one working day after having Owners notice of the date of the sea trial and the estimated ROB on delivery. Vessel to be redelivered with about same quantities as on delivery, always sufficient to reach the nearest major bunkering port. Owners are allowed to replenish bunkers at their risk and expense at last port prior to redelivery without affecting Charterers cargo operations. Bunker prices on delivery to be actual net contract prices paid by owners and on redelivery as per net contract price applicable at time and in port of redelivery.

Clause 40 ‒ Fumigation / Deratization

The vessel to have valid fumigation and/or deratization certificate for the period of the Charter Party, if fumigation should be required during Charter Party period, cost of same and detention to be Owners’ account unless fumigation becomes necessary due to ports called or cargoes carried under this Charter Party.

Clause 41 ‒ Efficient State of Vessel / Valid Certificates

Owners undertake that throughout the duration of the Charter, the vessel and equipment on board shall be maintained in a thoroughly efficient and seaworthy state with all trading certificates valid. In the event of any delay caused by the failure of the Master to produce such certificates or due to unseaworthy condition of vessel unless unseaworthiness is caused by the Charterers or their servants or stevedores, Charterers may suspend hire for the time thereby lost and Owners to pay all extra expenses incidental to and resulting from such failure notwithstanding other provisions dealing with vessel’s condition in this Charter Party.

Clause 42 ‒ Stevedore Damage

Stevedore damage must be duly substantiated by the Master’s prompt notice of the damage and delivered in writing upon the Party responsible within 24 hours of the occurrence or as soon as possible thereafter but latest when the loss or damage could have been discovered by the exercise of due diligence. The Master shall endeavor to obtain written acknowledgment by the party responsible. A copy of such notice together with the reply received to be sent immediately to the Charterers or their Agents. Charterers have the liberty to redeliver the vessel unrepaired, provided such damages do not affect seaworthiness and / or cargo worthiness and / or clean class and / or safety rules or regulations of the vessel. Such damages are to remain for occasional repair when vessel is to dock for Owners’ account, so that Charterers pay for actual cost of repairs but not for time used unless it exceeds the time used for vessel’s own repair. Charterers to have the right to have their representative in attendance at the time of such repairs.

Clause 43 ‒ Dangerous Cargo

Charterers are authorized to load dangerous cargo, at their risk and expense in accordance with vessel’s Document of Compliance provided packed / labelled / stowed / handled as per IMDG/ IMO/ port rules and regulations at respective port of loading and discharging and

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

ports of call en route. All cargoes to be loaded in containers only and Charterers to supply all necessary / required documents for carrying dangerous goods, together with any additional emergency equipment necessary. Charterers to be responsible for all necessary permissions, licenses, notices and similar to be obtained from or tendered to the competent authorities for the legal transport of cargo, transits and calls at designated ports.

Any special safety equipment and/or modifications required by MVO/ IMO/ port or local rules and regulations to be provided and paid for by Charterers. Also any extra insurance and expenses incurred in connection with loading and carrying such cargo to be for Charterers account. Master to be duly informed in writing by Charterers or their agents about quantity and description of IMO cargo well in time prior to loading, failing which Charterers to remain fully responsible for any consequences and costs including re-stowage of cargo.

Notwithstanding any provision whether written or printed contained in this charter party, it is agreed that nuclear fuels or radioactive waste or products and chemical toxic waste of any nature are specifically excluded from the cargo permitted to be loaded or carried under this charter party. This exclusion does not apply to radio isotopes used or intended to be used for medical or scientific purpose, subject to the terms and conditions of the Nuclear Products Permission Clause as attached to this Charter Party subject to Owners’ approval, which not to be unreasonably withheld.

Clause 44 ‒ Husbanding Matters

The Charterers’ Agents to undertake normal ships husbandry on Owners’ behalf where all actual expenses incurred to be for Owners’ account and deductible from the Charter hire, including medical care / forward of spares, advancing cash to master unless there should be some extraordinary business such as attending to Crew desertion, hospitalization, when the Owners to appoint their own Agents to Crew desertion, hospitalization, when the Owners to appoint their own Agents or pay customary fee in accordance with local tariffs to the Charterers’ Agents.

Clause 45 ‒ Crew Overtime

Normal Crew overtime is deemed to comprise, but not to be limited to:

1.	Supervision of loading, stowage and discharging;
2.	Weather permitting, checking of lashings whilst at sea and same to be lightened if required:
3.	Maintaining power/lights while loading and/or discharging;
4.	Shifting ship during loading and/or discharging and shifting berth;
5.	Docking and undocking;
6.	Bunkering;
7.	Officers and Crew are to prepare the vessel as much as possible prior to arrival at loading and / or discharging docks or places
8.	Monitoring and recording reefer container temperatures, twice daily, weather permitting.

Clause 46 ‒ Strike / Boycotts due to Flag / Ownership

In the event that vessel is delayed by strikes, boycotts, labour stoppages, or any other difficulties due to flag or Ownership of the vessel, or nationality, or terms of employment of

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

the Crew, except crew employed by the request of Charterers such time lost is to be for Owners’ account, and any direct proven expenditure which may have been incurred shall be for the Owners’ account.

Clause 47 ‒ Smuggling

Any delay, expenses and /or fine incurred on account of smuggling to be for Charterers’ account, if same caused by Charterers, Supercargo and / or their staff or Agents and would be for Owners’ account if caused by ship Officers or Crew.

Clause 48 ‒ P & 1 Club

Owners guarantee the vessel is fully covered by P & I Club. The Owners shall maintain coverage throughout charter with aforementioned P&I Club or equivalent P&I Club within the International Group, failing which the Charterers shall have the option to cancel the balance of this charter, without prejudice to the Charterers’ right to claim for losses and damages. Charterers have the benefit of Owners’ P & I Club as far as its rules permit. Charterers to share deductibles as per percentage compensation by P & I Club.

Owners’ P & I Club is: to be advised prior to delivery

Charterers confirm that they are properly insured against P & I risks and will remain so during the entire duration of this Charter Party. Owners to advise vessel’s total loss value prior to delivery.

Clause 49 ‒ Container / Cargo Weights

Charterers or their agents to provide master with shippers’ declared weights of cargo and containers, information of containers with special and/or dangerous and/or reefer cargo requiring special storage/attention as well as total number of containers and destination prior to commencement of loading operation each port. Charterers to be responsible for any damages, delays and expenses as may arise in port or at sea from breach of this undertaking as well as from discrepancies between manifest and actual container weights.”

Clause 50 ‒ Opening / Closing Hatches

Opening and closing of hatch cover cleats day and night if required by stevedores for cargo operations to be performed by crew without extra payment but in Charterers’ time. If local regulations or unions do not permit the crew to open and close the hatch cover cleats, same to be arranged by Charterers at their expense.

Clause 51 ‒ Watchmen

All charges and expenses for watchmen and compulsory watchmen always to be for Charterers account, except watchmen assigned at Master’s request for the safety of the ship and/or the crew to be paid by Owners.

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

Clause 52 Delivery

Acceptance of delivery of the vessel by Charterers shall not constitute a waiver of Charterers rights under this Charter.

Clause 53 ‒ Quarantine

Normal quarantine time and expenses to enter the port to be for Charterers’ account but any time of detention and expenses for quarantine due to pestilence, illness, etc., of Master, Officers and Crew to be for Owners’ account, The vessel unless the consent of the Owners be obtained beforehand shall not be ordered and is not bound to enter any port and/or place and/or area and/or country where epidemics or infectious diseases or fever prevails.

Clause 54 ‒ Freight Tax

Any freight tax and / or income tax on the Bill of Lading freight, levied by the government of any territory to which the vessel is traded, is to be for Charterers’ account.

Clause 55 ‒ Supply of Fittings / Lashing Materials

Vessel is fully fitted with lashing / securing equipment in accordance with vessel’s descriptions and lashing plan up to full capacity under / on deck and maintained same during this Charter. Charterers to pay lumpsum US$750 per month or pro rata for compensation for loss of or damage to lashing materials caused by stevedore and same should be no further disputes.

Clause 56 ‒ Hire Payment

First charter hire together with bunkers value on delivery to be paid within 5 banking days after vessel’s delivery and following charter hires at due dates, after receipts of Owners’ original hire invoices (as per Chinese bank’s new rules), bunker price invoice by fax and delivery certificates, such original invoices to be provided later. Charterers to have the liberty to deduct from charter hire Owners’ disbursements as substantiated by vouchers or as confirmed by Owners.

Charterers to have liberty to deduct from last semi-monthly hire if not sufficient, from penultimate payment too, the estimated cost of bunkers remaining on board and the estimated Owners’ disbursements. Charterers to provide charter hire statement to Owners prior to their hire payment. Charterers may deduct from the last payments of charter hire the estimated expenses which to be duly notified and made by Charterers for Owners’ account, notwithstanding that vouchers may not then have reached the Charterers for submission to Owners. In any event final accounting/settlement to take place within latest 18 months after redelivery

Clause 57 ‒ Charterers’ Equipment

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

Charterers to take ashore before redelivery any dunnage, lashing, transformers, gensets, spreaders, etc., supplied by them during this Charter Party. Master / Vessel to take account on these equipments as they would take account of all other equipments onboard the vessel. All equipment put onboard by Charterers for vessels use during the currency of this charter shall be in good working condition and duly certified and class approved. Charterers shall indemnify the owners in respect of any liability for loss and/or damage to vessel, cargo, crew, stevedores and all other servants and people they may sustain by reason of failure or inadequacy of any equipment supplied to the vessel by Charterers, their servants or stevedores.

Clause 58 ‒ Cargo Claim

Responsibility and apportionment of liability for cargo claims arising under this Charter shall be determined as provided by the INTER-CLUB NEW YORK PRODUCT EXCHANGE AGREEMENT as amended 1996.

Clause 59 ‒ Safe Port

Charterers to order the vessel to good and safe ports / places / berths only, but Charterers shall not be liable for any loss, damage, injury or delay occurring at such ports, places, berths, docks or anchorages which could have been avoided by the exercise of reasonable care on the part of the Master or Owners. In case port, place or berth appear to Master to be unsafe Charterers have to designate another safe port, safe place or safe berth upon masters request at their tune and expense. Otherwise Charterers to remain liable for damages resulting- therefrom.

Clause 60 ‒Description ( HHI Hull No 1653)

8.200teu Class/ Gearless Cellular Container ship

OWNERS MANAGERS	Capetanissa Maritime Corporation, guaranteed by Costamare Shipping Company S.A.
60 Zephyrou str & Syngrou ave.
175 64 Athens ‒ Greece
Phone: +30 210 9490000  Fax:+30 210 9409051/52
Telex 220601/220602 mare gr
E-Mail: info@costamare.com
BUILT	2006
SHIPYARD	Hyundai Heavy Industries Co., Ltd.
FLAG	Greek
REGISTRY	Piraeus
CLASS	GI/ α 100A5, “Container ship”,IW, SOLAS 11-2 Reg. 19, α MC, AUT, GP, RCP
ENG./BRIDGE	Semi-aft

9 Holds / 19 Hatches plus l Aftermost Deck Bay/ 56 pontoons with max. weight 41 m/t.

Hatch No	Opening	Panels
No 1 (F)	12.64 x 17.90 m	2
No 1 (M)	12.64 x 27.94 m	3
No 1 (A)	12.64 x 33.48 rn	3
No 2 (F) – 9 (A)	12.64 x 38.34 m	3 each

The panels are not interchangeable and can be operated in a non-sequential order.

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

MAIN PARTICULARS

L.O.A		336.00 m
L.B.P		319.00 m
Breadth	(moulded)	42.80 m
Depth	(moulded)	24.60 m
Scantling draught	(moulded)	14.50 m
Designed draught	(moulded)	13.00 m
Air Draught		58.00 m
Deadweight @ Design Draught		83.000 mt
Deadweight @ Scantling Draught		100.000 mt
Lightship weight		34.500 mt
Gross Tonnage		85.000
Tank Capacities Volume	Volume (m3)
Fuel Oil	10.400
Diesel Oil	500
Ballast Water	26.000
Fresh Water	250

Max Containers Intake: 8.204 teu
Alternate (a)	Maximum number of 20’ containers are preferentially loaded and 40’ containers are loaded in the remaining space
Stowage	7.152 x 20’ x 8’ 6” plus 526 x 40’ x 8’ 6”
Holds	3.017 x 20’ x 8’ 6” plus 409 x 40’ x 8’ 6”
Deck	4.135 x 20’ x 8’ 6” plus 117 x 40’ x 8’ 6”
Alternate (b)	Maximum number of 40’ containers are preferentially leaded and 20’ containers are loaded in the remaining space
Stowage	77 x 20’ x 8’ 6” plus 4.055 x 40’ x 8’ 6”
Holds	67 x 20’ x 8’ 6” plus 1.884 x 40’ x 8’ 6”
Deck	10 x 20’ x 8’ 6” plus 2.171 x 40’ x 8’ 6”

45” Containers intake (Deck only)
Bays 62-70-78	From the 1st tier and above.	355 units
Bays 2 to 56, 66,74	From the 3rd tier and above.	1.182 units
	Total	1.537 units

UNDER DECK CLEARANCES.

In case cargo holds are fully loaded, two (2) high cube containers (40’ X 8’ X 9’ 6”) can be included per stack in any tier.

9’6” High cube containers intake (basis full capacity 8.204 teu and IMO visibility requirements at scantling draught and even keel)

In holds	534 feu
On deck	1.728 feu
Total	2.262 feu

Fittings
Holds

Fully cellularized in holds for loading 20’/40’ containers. 2x20’ can be loaded from the first tier in all cargo holds. 40’ cells in all cargo holds are capable for loading either 1 x 40’ or, 2X20’ units up to 7th tier high capped with 40’ units thereafter.

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

Fully flexible stowage cell guide system.

The cell guides and the hull structure in all cargo holds, are constructed for random stowage of 8’6’’ or 9’6” containers in any sequence.

Deck

Fully fitted for loading 20’ or 40’ containers. In addition Bays No 62 and 70 are designed for 20’/40’ and 45’ containers from the first tier and the aftermost Bay No 78 exclusively for 40’/45’ containers. Fully fitted with restraint devices including full set of O.S.H.A approved loose fittings and lashings.

Stackweights On Deck
20’	90 mt/ stack	(Owners will examine the feasibility to increase the stackweight of 40’ to 140 mt, during the detailed design stage)
40’	120 mt/ stack

In Holds
20’	30 mt/ unit
40’	30,5 mt/ unit

Calculations with regard to containers capacity and stackweights, are subject to compliance with the provisions of “Cargo Securing Manual”, visibility restrictions from the Bridge, stress and stability limitations.

Reefer Plugs (“RCP” Class notation)

•	700 reefer sockets ‒ 500 pcs on deck and 200 pcs in cargo holds. A.C 440V, 60 Hz, 32A CEE 17-3h type, supplied by a “Ringnet system” with eight (8) ringnet SWBDs, designed for high power redundancy.

Machinery

Main Engine	One (1) set Hyundai MAN B&W 12K98MC
(8,9% up-rated version)
MCR	101.640 BHP at 97 rpm
NCR	91.510 BHP at 93.7 rpm

Diesel Engines	Two	(2) Sets x abt 3.000 kW each
	Three	(3) Sets x abt 2.300 kW each
Generators	Two	(2) sets x 2.800 kW plus three (3) sets x 2.200 kW.

Emergency Generator	One (1) set Emergency diesel generator 500 kW

Fuel Specifications

Main Engine and Auxiliary Engines	HFO RMK 55 - Max 700 cSt at 50[0] C

The bunkers to be delivered must meet ISO 8217: 1996 International Standard and any subsequent revision thereof and must not contain waste lubricating oil, chemical waste, or any other substances which are not inherent to bunkers.

Speed/ Consumption

Speed and consumption as per Shipbuilding contract.

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

Service speed at the design draught and M/E NCR to be ***** knots with ***** sea margin at the condition of clean bottom, in deep and currentless water, under good weather condition with max.Bf scale 3-sea state 2.

Daily fuel oil consumption at the M/E NCR to be about ***** mt plus ***** for IMO NOx emission compliance, basis MDO of 10.200 kcal/kg in lower calorific value at shop test under ISO reference condition.

The consumption for lower speeds, at design draught and even keel, with clean bottom under good weather condition i.e Bf scale 3-sea state 2, in deep and currentless water, to be determined within six (6) months after vessels’ delivery.

Endurance ***** n.m

Auxiliary Engines Consumption

About ***** g,/kWh + ***** at 85% MCR based on MDO of 10.200 kcal/kg in lower calorific value at shop test under ISO reference condition.

Sludge removal if any to be for Owners’ account.

STABILITY

Homogeneous loading with 45% containers VCG, at scantling draught, basis full consumables, satisfying IMO stability criterion.

•	7.620 teu of 9 mt each	(holds 3.835 + deck 3.785 teu)
•	7.580 teu of 10 mt each	(holds 3.835 + deck 3.745 teu)
•	7.400 teu of 11 mt each	(holds 3.835 + deck 3.565 teu)
•	7.010 teu of 12 mt each	(holds 3.835 + deck 3.175 teu)
•	6.370 teu of 14 mt each	(holds 3.835 + deck 2.535 teu)
•	5.570 teu of 16 mt each	(holds 3.835 + deck 1.735 teu)
•	4.950 teu of 18 mt each	(holds 3.835 + deck 1.115 teu)
•	4.460 teu of 20 mt each	(holds 3.835 + deck 625 teu)

VENTILATION IN CARGO HOLDS

Hold No	Supply	Exhaust
Hold No 1,2,3,4,8 & 9		2 air changes/hour
Hold No 5,6 & 7	70 m3/min per 40’ reefer container

LOADING OF DANGEROUS GOODS (D.O.C provisions)

Compartment	D.G Classes permitted
Cargo holds 1,3,4,8 & 9	Class 1.4S/ 2 /3 /4 /5. l /6. l /8 / 9 except hydrogen and mixtures, acetylene, ethyl-nitrite/nitrate, carbon disulphide.
Cargo hold 2	Class1/ 2 /3 /4 /5.1 /6.1 /8 / 9 except hydrogen and mixtures, acetylene, ethyl-nitrite/nitrate, carbon disulphide
Cargo holds 5,6,7	Class 1 .4S/ 2.2/ 3.3/ 4/ 5.1/ 6. l A/ 8A,D
Weather Deck	Class 1 to 5.1/ 6.1/ 8

Simultaneous loading of Dangerous Goods and Reefer Containers in Cargo Holds No 5,6,7 not to be considered.

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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

SUNDRY

•	Water Ballast Management, “Flow Through method” (“Green Passport” Class notation)
•	Vessel will comply with, I.S.M, I.S.O and I.S.P.S code requirements.
•	Hydraulic “Side Pilot Doors” for easy access.
•	All around “Universal Fairleads”
•	Bow thruster 2.500 kW.
•	CO2 fire fighting system for Cargo Holds, Engine Room.
•	Sewage treatment plant.
•	Four (4) Anti-heeling tanks.
•	Auto anti-heeling pump, capacity 1.000 cbm/hour
•	Evaporator productivity abt. 40 mt/day.
•	Suez Canal/Australia fitted
•	Vessel is equipped with all modern Satcom and Navigation aids, including “Integrated Navigation System”.
•	Modern Loadmaster computer with enhanced futures.

“All details about and to be confirmed after vessel’s delivery”

Clause 61 ‒ Refrigerated Goods

In respect of integral refrigerated containers or blown-air containers with a marine refrigeration clip-on unit attached or any containers with any machinery for temperature/ atmosphere control containing goods, the owners shall be responsible for the provision of electrical power only. The owners shall endeavor to monitor and record the performance of all such units whilst on board the vessel in accordance with the Charterers’ written instructions and to repair and rectify any breakdown, fault or deficiency which may occur in respect of such units, using the resources on board the vessel. If repair works are performed, all additional expenses including crewman hours at the rate of US$10,00 per man-hour shall be for the account of the Charterers and the vessels crew shall always be considered the Charterers servants. After received the masters’ monthly report for the details of the repair works, Charterers to check the report and remit the reasonable amount to the Owners account along with the hire payment. If such resources are insufficient, the Owners shall immediately notify the Charterers so they may take action to obtain any required spares or specialized repair facilities. Except as provided above, the Owners shall not be liable for malfunction of integral containers and power packs put on board by the Charterers.

Clause 62 ‒ Securing Cargoes within Container

Securing cargo inside containers and / or flats and other unit loads to be entirely Charterers’ concern and responsibility, Any damage to the ship, her tackle, apparel, furniture, cargo or else resulting from insufficient securing of cargo in the containers or flats/other units to be covered/repaired at Charterers’ time and expense.

Clause 63 ‒ Off Hire Time

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It is agreed that whilst off-hire, the Owners are to give the Charterers 24 hours notice of vessel’s expected readiness if off-hire is exceeding a total 72 hours.

Charterers have the option to add onto the charter period all or any of off-hire time except normal drydocking off-hire suffered by the vessel during the currency of the charter. Charterers to declare the option before giving the 6 months redelivery notice.

Clause 64 ‒ Renaming / Repainting of Vessel

Owners will deliver the Vessels with a name of Charterers choice without extra cost for Charterers ‒ subject to ship register approval of name ‒ and with Charterers side and funnel logo. Owners shall rename the vessel to a name of their choice (including removal of side and funnel logo) before termination of the Charter against Charterers paying a lumpsum of US$3000,00 per vessel in lieu thereof.

Clause 65 - Supervision

Owners to pay for up to maximum two persons as Charterers’ supervising representatives for the newbuilding. Charterers representatives not to intervene directly with the works of the yard but report to Owners’ supervisors team leader. Weekly reports by Owners shipbuilding supervisor to Owners to be copied to Charterers. Likewise reports received by Charterers from their supervising representatives to be copied to Owners.

Clause 66 ‒ Speed

If during a period of ***** consecutive months the actual avenge speed, excluding bad weather (i.e. 8 Beaufort and above), machinery breakdown, propeller damage and vessel sailing at a reduced speed under Charterers’ instruction, is less than ***** knots, or if owner failed to rectify machinery breakdown and/or propeller damage withm ***** months after receipt of Charterers’ notice, Charterers to have the option to cancel the balance period of the c/p with 1 months prior notice and redeliver the vessel to owners at any port in Charterers’ option notwithstanding other provisions dealing with redelivery in this c/p.

Clause 67 ‒ Arrest / Detention

Should the vessel be arrested or detained during the currency of this Charter Parry by any person, legal entity, government or authority, having or purporting to have a claim against or any interest in the vessel, unless caused by Charterers’ operations, or the matter is Charterers’ responsibility, hire under this Charter Party shall not be payable for any time actually lost whilst the vessel remains under arrest or detainment and remains unemployed as a result of such arrest or detainment, and the Owners shall reimburse to the Charterers any expenditure incurred by the vessel at the respective port which they may incur under this Charter Party for any time actually lost during which by virtue of the operation of this Clause no hire is payable.

Clause 68 ‒ On/Off-hire Survey

Prior to delivery and redelivery, the parties shall jointly appoint an independent surveyor who at the time of delivery and redelivery, respectively, shall conduct joint on/off-hire survey for

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the purpose of ascertaining the quantity of bunkers on board and the condition of the vessel. A single report shall be prepared on each occasion and signed by the surveyors. On-hire survey shall be in Owners’ time and off-hire survey on Charterers’ time, unless performed before redelivery of vessel during cargo operation, however, if the survey interrupts cargo operation, then the interruption time shall be deemed as off-hire time. The cost of the joint survey to be shared equally between Owners and Charterers.

Clause 69 ‒ Communication, Entertainment and Victualling Fee

Charterers to pay to Owners at the lumpsum rate of USS700 per month for communication, entertainment, representation and victualling, for the first year and thereafter to be agreed on the basis of actual proven cost.

Clause 70

Relevant clauses of newbuilding contract covering late delivery and/or technical deficiencies and penalties for late delivery and technical deficiencies, and specification including makers list for the subject vessels should form an addendum of the charter party. If any changes shall be subject to Charterers approval.

And owners’ right to cancel or not the newbuilding contract for late delivery and/or technical deficiencies will be exercised by owners as per Charterers’ instructions.

Clause 71 ‒ Premature Redelivery

Should the vessel be placed off-hire for more than 45 days cumulative in 365 days, not including normal dry-docking, Charterers to have the option to cancel the balance period of the c/p with 1 months prior notice and redeliver the vessel to Owners at any port in Charterers’ option notwithstanding other provisions dealing with redelivery in this Charter Party.

Clause 72 ‒ ITF / Boycott Clause

In the event of the vessel being denied or restricted in the use of port and / or loading and / or discharging facilities or shore labour and / or tug or pilotage assistance because of vessel’s flag or Ownership or management or wages or conditions of employment of her Officers and / or crew or of the Officers and / or Crew of any other vessel under the same Ownership or management, the hire shall cease from the time thereby lost and Owner shall be responsible for and shall promptly reimburse Charterers all extra proven expenses directly linked which Charterers may incur.

Clause 73 ‒ Deviation

If during the currency of this Charter Party, vessel deviates or puts back whilst on voyage contrary to the orders or directions of Charterers, or any loss of time caused by accident other than accident to the cargo saving of life and / or property, breakdown, accident or sickness of Crew (including Master) or any person on board the vessel (other than Supercargo or persons traveling under Charterers’ auspices) or by reason of the Master or Crew being unable to perform their duties, hire shall not be paid for the time so lost and the cost of extra fuel

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consumed and other extra proven expenses incurred shall be for Owners’ account until vessel is in the same position or in Charterers’ option at a point equidistant from where deviation took place but no nearer her destination and voyage is resumed therefrom.

Clause 74 ‒ Stowaways Clause for Time Charters

A)I)	The Charterers warrant to exercise due care and diligence in preventing stowaways in gaining access to the vessel by means of secreting away in the goods and / or containers shipped by the Charterers.

II)	If, despite the exercise of due care and diligence by the Charterers, stowaways have gained access to the vessel by means of secreting away in the goods and / or containers shipped by the Charterers, this shall amount to breach of charter for the consequences of which Charterers shall be liable and shall hold the Owners harmless and keep them indemnified against all claims whatsoever which may arise and be made against all claims whatsoever which may arise and be made against them.

Furthermore, all time lost and expenses whatsoever and howsoever including fines, shall be for the Charterers’ account and the vessel shall remain onhire.

III)	Should the vessel be arrested as a result of the Charterers breach of charter according to sub-clause (A)(II) above, the Charterers shall take all reasonable steps to secure that, within a reasonable time, the vessel is released and at their expense put up bail to secure release of the vessel.

B) I)	If despite the exercise of due care and diligence by the Owners, stowaways have gained access to the vessel by means other than secreting away in the goods and / or containers shipped by the Charterers, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Owners’ account and the vessel shall be off-hire.

II)	Should the vessel be arrested as a result of stowaways having gained access to the vessel by means other than secreting away in the goods and / or containers shipped by the Charterers, the Owners shall take all reasonable steps to secure that, within a reasonable time, the vessel is released and at their expense put up bail to secure release of the vessel.

Clause 75 ‒ Bunker Quality Control Clause for Time Charterers

1.	The Charterers shall supply bunkers of a quality suitable for burning in the Vessel’s engines and auxiliaries and which conform to the specifications mutually agreed under this Charter.

2.	At the time of delivery of the Vessel the Owners shall place at the disposal of the Charterers, the bunker delivery note(s) and any samples relating to the fuel existing on board.

3.	During the currency of the Charter the Charterers shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering 3
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representative samples of the fuel(s) supplied shall be taken at the Vessel’s bunkering manifold and sealed in the presence of competent representatives of the Charterers and the Vessel. And in case of any dispute on the quality of the bunker, one of these samples to be sent either by Owners or by Charterers to DNV or FOBAS or other mutually agreed fuel analyst for testing. Cost of laboratory test to be split between Owners and Charterers 50/50. The party sending the sample for testing to pay in the first instance and to debit the other party the 50% accordingly

4.	The fuel samples shall be retained by the vessel for 60 (sixty) days after the date of delivery or for whatever period necessary, in the case of a prior dispute and any dispute as to whether the bunker fuel conform to the agreed specification(s) shall be settled by analysis of the sample(s) by FOBAS or DNV or by another mutually agreed fuels analyst whose findings shall be conclusive evidence as to conformity or otherwise with the bunkers fuels specification(s).

5.	The Owners reserve their right to make a claim against the Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuel not complying with the agreed specification(s). Additionally, if bunker fuels supplied do not conform with the mutually agreed specification(s), the Owners shall not be held responsible for any reduction in the Vessel’s speed performance and/ or increased bunker consumption nor for any time lost and any other consequences.

6.	Owners may at their own cost send the one of the sample to DNV or FOBAS or other mutually agreed fuel analyst for testing. Such testing shall be carried out immediately after bunkering and Charterers’ Agent will send the sample out without any delay, otherwise Charterers will not accept the result of the testing and not be responsible for any problem of the bunkers’ quality. And if it is found that the quality of the bunker supplied does not comply with the agreed specification, Owners shall notify Charterers within 3 days from their receipt of the analysis result, failing which Charterers can not be held responsible. In no condition, the test can affect the performance of the vessel and/or Charterers’ cargo operation. And neither Owners nor the master/crews may refuse to use the bunker supplied if the analysis result is not available.

7.	If there is a dispute about the quantity supplied, Charterers are to be notified immediately and the delivery note to be endorsed by the vessel accordingly.

Clause 76 ‒ Double Banking Clause

a)	Charterers shall have the right, where and when it is customary and safe for vessels of similar size and type to do so, to order the vessel to go, lie or remain alongside of another vessel or vessels of any size or description or to order such vessels to come and remain alongside at such safe and always afloat dock, wharf, anchor-anchorage or other place for transshipment, loading or discharging of cargo and/or bunkering.

b)	Charterers shall pay for and provide such assistance and equipment as may be required to enable any of the operations mentioned in this clause safely to be performed and completed and shall give owns/master notice well in advance of any such operations so that master has sufficient time to get the vessel prepared for such operations.
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c)	Without prejudice to Charterers right under a) and b), it is expressly agreed that the master shall have the right to refuse to allow the vessel to perform as provided in a) and b) if in his reasonable opinion it is not safe to do so.

d)	Charterers shall indemnify the Owners for any costs, damages and liabilities whatsoever resulting from such operations. The vessel shall remain on hire for any time lost including periods for repairs as a result of such operation.

Clause 77 - Nuclear Products Permission Clause

The loading and carriage onboard the vessel of IMO/IMDG Class 7 cargo and radioactive goods is generally excluded, except radio isotopes used or intended to be used for industrial, commercial, agricultural, medical or scientific purpose, subject to following procedure:

1.	Owners and Master to receive minimum 10 working days advance notice from Charterers stipulating full and complete description of the cargo in accordance with IMO rules and IMDG code and details of carriage.

2.	Owners to receive written confirmation from Charterers’ insurance underwriters that damages to the vessel, her cargo loaded and all persons onboard as well as third party damages on account of handling, loading, stowage and carriage of this cargo are fully and unlimited covered. Such confirmation to be received by owners not later than 3 working days prior to intended loading of the cargo.

3.	Cargo to be loaded/ stowed/ carried and discharged fully in accordance with all applicable IMO / IMIDG rules and regulations as well as all applicable international and local rules.

4.	Cargo to be lawful merchandise. Notwithstanding any provision whether written or printed contained in this charter party, it is agreed that Charterers to remain fully responsible for all damages, costs and expenses in connection with the loading, carriage and discharge of the cargo onboard the vessel.

5.	Confirmation of cover by Owners’ P&I Club. Any additional or extra insurance on account of loading and carriage of the cargo to be borne by Charterers.

6.	P&I Club Nuclear Perils rule as stated below to apply.

Nuclear Perils
The association shall not cover any liabilities, losses, costs or expenses directly or indirectly caused by or contributed to by or arising from:

a)	Ionising radiations from, or the radioactive, toxic, explosive or other hazardous or contaminating any properties of:

i any nuclear fuel or any nuclear waste of the combustion of nuclear fuel, or

ii any nuclear installation, reactor or other nuclear assembly or nuclear component thereof, or

b)	any weapon of war employing atomic or nuclear fission and/or fusion or other like reaction or radioactive force or manner, other than liabilities, costs and expenses arising out of carriage of “excepted matter” (as defined in the Nuclear Installations Act 1965 of the United Kingdom or any regulations made thereunder) as cargo on the Ship.

All other terms and conditions of the governing charter party to remain unchanged.

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Clause 78 ‒ Deck Cargo

The full deck is to be at Charterers disposal for cargo, subject to vessels stability, trim and permissible weights. Any deck cargo, unless properly stowed in containers, is carried at Charterers’ risk, expense and responsibility for loss or damage howsoever caused. Bills of Lading to be claused ’shipped on deck at Charterers’, shippers’, receivers’ risk, expense, responsibility without liability on the part of the vessel or her owners for loss, damage, expense or delay howsoever caused even if due to carrier’s negligence.

Clause 79 ‒ Hamburg Rules

Neither the Charterers nor their agents shall permit the issue of any bills of lading or waybills whether or not signed on their behalf or on behalf of the owners voluntarily incorporating the Hamburg Rules or any legislation under which the Hamburg Rules are compulsorily applicable in respect of any contract of carriage under or during the period of this charter or any sub-charter.

In the event that the owners sustain a liability arising from the application of the Hamburg Rules in circumstances where those rules were not compulsorily applicable and where the owners would not otherwise have sustained a liability then the Charterers shall indemnify the owners for all loss and damage sustained thereby. Charterers are prohibited from issuing bills of lading in Hamburg signatory states in circumstances where the Hamburg Rules would not otherwise apply to the voyage.

Should the Charterers direct the vessel to countries where the Hamburg Rules are compulsorily applicable or otherwise cause the contracts of carriage under bills of lading or waybills to be subject to the Hamburg Rules and should the owners thereby sustain a liability, then the Charterers shall indemnify the owners for all loss and damage in excess of the loss and damage which the owners would have sustained if the Hague or Hague Visby Rules had applied.

Clause 80 ‒ Registration for Transport of Hazardous Materials with RSPA of U.S. Department of Transportation

Charterers confirm that they have filed a registration statement with RSPA (research and special programs administration) of U.S. Department of Transportation for certain persons engaged in the offering of certain hazardous materials in foreign, intrastate or interstate during the currency of this charter and shall indemnify owns and hold them harmless in respect of any loss, damage, commerce and will remain so during the duration of this charter party. Charterers to be responsible for all permits and registrations for/of hazardous and IMO cargoes necessary to enter and/or trade in and out of all ports liability or expense (including fines) imposed on owners and/or vessel due to non-fulfilment of the requirements of RSPA.

Clause 81 - U.S. Anti Drug Abuse Act 1986 Clause for Time Charters

a)	In pursuance of the provisions of the U.S. Anti Drug Abuse Act 1986, or any reenactment thereof, the Charterers warrant to exercise the highest degree of care and diligence in preventing unmanifested narcotic drugs and marijuana to be loaded or concealed on board the vessel. Non-compliance with the provisions of this clause shall
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amount to breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners, master and the crew of the vessel harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them individually or jointly.

Furthermore, all time lost and all expenses incurred, including fines, as a result of the Charterers’ breach of the provisions of this clause shall be for the Charterers’ account and the vessel shall remain on hire. Should the vessel be arrested as a result of the Charterers’ non-compliance with the provisions of this clause, the Charterers shall at their expense take all reasonable steps to secure that within a reasonable time the vessel is released and at their expense put up bail to secure release of the vessel. The Owners shall remain responsible for all time lost and all expenses incurred, including fines, in the event that unmanifested narcotic drugs and marijuana are found in the possession or effects of the vessels personal.

b)	In pursuance of the provisions of sub-clause (a) above, the Owns and the Charterers warrant that they shall both become signatories to the sea carrier initiative agreement on signing this charter party or on delivery of the vessel under this charter, whichever is the earlier, and will so remain during the currency of the charter.

Clause 82 U.S. Tax Reform 1986 Clause

Any U.S. gross transportation tax as enacted by the united state public law 99-154, (also referred to as the U.S. tax reform act of 1986), including later changes or amendments, levied on income attributable to transportation under this charter party which begins or ends in the united states is treated as U.S. source transportation gross income, shall be reimbursed by the Charterers.

Clause 83 - Financial Responsibility in Respect of Pollution

1.	Owners warrant that throughout the currency of this charter they will provide the vessel with the following certificate:
Certificates issued pursuant to Section 1016 (a) of the Oil Pollution Act 1990, and Section 108 (a) of the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with part 138 of Coast Guard Regulations 33 CFR, from (Insert earliest date of laycan), so long as these can be obtained by the Owners from or by (S1GCo ‒ Shipowners Insurance and Guarantee Company Ltd., Hamilton Bermuda).

2.	Notwithstanding anything whether printed or typed herein to the contrary:

a)	save as required for compliance with paragraph 1 hereof, Owners shall not be required to establish or maintain financial security or responsibility in respect of oil or other pollution damage to enable the vessel lawfully to enter, remain in or leave any port, place, territorial or contiguous waters of any country, state or territory in performance of this charter.

b)	Charterers shall indemnify Owners and hold them harmless in respect of any loss, damage, liability or expense (including but not limited to the cost of any delay incurred by the vessel as a result of any failure by Charterers promptly to give alternative voyage orders)
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whatsoever and howsoever arising which Owners may sustain by reason of any requirement to establish or maintain financial security or responsibility in order to enter, remain in or leave any port, place or waters, other than to the extent provided in paragraph (1) hereof.

c)	Owners shall not be liable for any loss, damage, liability or expense whatsoever and howsoever arising which Charterers and/or the holders of any bill of lading issued pursuant to this charter may sustain by reason of any requirement to establish or maintain financial security or responsibility in order to enter, remain in or leave any port, place or waters, other then to the extent provided in paragraph (1) hereof.

3.	Charterers warrant that the terms of this clause will be incorporated effectively into any bill of lading issued pursuant to this charter.

Clause 84 - Florida Pollutant Spill Prevention and Control Act

If Charterers carrying pollutants (oil of any kind and in any form, gasoline, pesticides, ammonia, chlorine and derivates thereof, excluding liquefied petroleum gas) as cargo within Florida waters Charterers herewith accept the full responsibility for fulfilment of Florida laws applicable for carrying and registration of same at their costs and expenses. Charterers furthermore undertake to complete Florida Department of Natural Resources form 20-010a and submit it to them for approval.

Clause 85 - Sales Clause

No sale and/or change of flag of the vessel is allowed under this charter except if it is dictated by circumstances and subject that the Buyer is a nominee of the guarantor and the guarantor remains manager of the vessel and maintains the guarantee; and subject to Charterers’ consent, not to be unreasonably withheld.

Clause 86 - US Customs — Trade Partnership against Terrorism (C-TPAT)

1)	The owners note that the Charterers have voluntarily signed the C-TPAT agreement (“Customs ‒ Trade Partnership against Terrorism”) with the US-Customs. The Owners agree to assist Charterers so far as they are able in connection with items 2, 4, 6 and 9 of the carrier’s obligations under the C-TPAT agreement but always subject to the limitations imposed by the existing level of manning of the vessel and the terms of employment of the crew.

2)	The Charterers shall indemnify the owners and hold them harmless against any loss, damage, expenses or penalties suffered by the owners as a result of complying with their undertaking in this clause/addendum.

3)	In the event that the vessel suffers a loss of time arising from compliance either by the Charterers or by the vessel with obligations arising under the C-TPAT agreement then the vessel shall remain on hire and the Charterers shall indemnify the Owners for any loss or expenses occasioned thereby.
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Clause 87 - U.S. Security Guards

All costs or expenses incurred by the vessel and/or owners arising from the requirements of the US Coast Guard or other US port or harbour authorities in connection with security requirements by reason of a call at any US port shall be for the account of the Charterers and be borne by the Charterers or, if first paid by the owners, reimbursed to the Owners by the Charterers.

Clause 88 ‒ Boatage

It is understood that only boatage for Charterers’ business to be for Charterers’ account. All other boatage to be for Owners’ account.

Clause 89 - Small General Average

Shipowners shall absorb and not declare General Average when the amount of the General Average is estimated not to exceed USD300,000.00. And when the estimated amount is in excess of USD300,000.00. Shipowners shall not declare General Average if Charterers decide to absorb the portion of a sum in excess of USD300,000.00

Clause 90 - Suez Canal Transit

Vessel is fully fitted for Suez Canal transit and in possession of necessary certificate on board, in conformity with current Canals Regulations/requirement. Should the vessel not be possession of the necessary certificate, any actual time lost and directly related costs involved to be for Owners’ account.

Clause 91- Owners’ Disbursement

If during the currency of this Charter Party any husbandry expenditure is properly incurred by the Charterers on behalf of the Owners, the Charterers shall have the right to recoup themselves in respect of such expenditure and its interest rate 2.5% by the way of deduction from hire, such deduction to be justifiable and fully supported by documentation, which may become due and payable under this Charter Party, and in case of expenditure incurred other than in the currency of the payment of hire stated in line 51 of the main body, conversion into such currency will be effected, for the purpose of deduction at the rate of exchange valid at the time of payment of which the foreign currency was originally purchased.

Charterers have the further liberty to deduct from last hire payment and if this is not sufficient the reasonably estimated remaining amount of vessel’s disbursements, provided Charterers have forwarded to Owners a proper statement of such disbursements which has been accepted by Owners.

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Clause 92 - Return Insurance

Charterers to have the benefit of any return insurance premium receivable by Owners from their underwriters, by reason of vessel being in port for minimum period of 30 days, provided vessel is on hire during the entire period. The regulations of Owners’ Insurers provide for relevant premium refund.

Clause 93 — Tracing

Charterers shall be entitled to use all equipments and/or machines on board in any legal way, including but not limited to tracing the vessel for business purpose.

Clause 94 - Shipyard Penalty Clause

All penalties for late delivery and technical deficiencies of the vessel according to the shipbuilding contract shall be paid to Charterers less interest cost at 5% p.a. for the delay period on the sums already paid by Owners. But the amount paid to charterers shall not be less than 70% of the penalty so paid.

Clause 95 - Weather Routing

Charterers may supply Oceanroutes advice to the Master, during voyages specified by the Charterers. The Master to comply with the reporting procedure of the routing service on delivery. The vessel shall be capable of steaming at the speed indicated in Clause 60 of this Charter Party. For the purpose of this Charter Party good weather conditions are to be defined as per vessels time charter description. Evidence of weather conditions to be taken from the vessel’s deck logs and independent weather bureau reports. In the event of a difference between vessel’s logs and the independent weather bureau reports, the independent weather bureau reports prevail.

Clause 96 — Requisition

Should the vessel be requisitioned by any government or governmental authority during the period of this Charter Party, it shall be off hire during the period of such requisition and any hire or other compensation paid by any government or governmental authority in respect of such requisition shall be paid to the Owners.

However, Charterers to have the option to cancel the balance period of this c/p and redeliver the vessel to Owners at any port in Charterers’ option notwithstanding other provisions dealing with redelivery in this Charter Party.

Clause 97 - Crewing

Owners agree to employ Coscon crew as ratings on five ships of their fleet, subject to professional education and experience, good English language abilities and competitive cost. This to be governed by a separate agreement based on standard crew management contract, e.g. BIMCO Crewman BA ‒ Lump Sum.

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Clause 98 - U.S.Security Clause for Time Chartering/U.S.Customs 24 Hours Rule Clause for Time Charter Parties”/U.S.Trade - Unique Bill of Lading Identifier.

If the vessel calls in the United States, including any U.S. territory, the following provisions shall apply with respect to any applicable security regulations or measures:

Notwithstanding anything else contained in this Charter Party all costs or expenses arising out of or related to security regulations or measures required by any U.S. authority including, but not limited to, security guards, launch services, tugs escorts, port security fees or taxes and inspections, shall be for Charterers’ account, unless such costs or expenses result solely from the Owners negligence.

a) If loading cargo destined for the US or passing through US ports in transit, the Charterers shall submit a cargo declaration directly to the US Customs and provide the Owners with a copy thereof. In all circumstances, the cargo declaration must be submitted to the US Customs latest 24 hours in advance of loading.

b) The Charterers assume liability for and shall indemnify, defend and hold harmless the Owners against any loss and/or damage whatsoever (including consequential loss and/or damage) and any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers’ failure to comply with the provisions of sub-clause (a).

c) If the vessel is detained, attached, seized or arrested as a result of the Charterers’ failure to comply with the provisions of sub-clause (a), the Charterers shall provide a bond or other security to ensure the prompt release of the vessel. Notwithstanding any other provision in this Charter Party to the contrary, the vessel shall remain on hire.

The Charterers warrant that each transport document accompanying a shipment of cargo destined to a port or place in the United States of America shall have been endorsed with a Unique Bill of Lading Identifier as required by the U.S. Customs Regulations (l9 CFR Part 4 Section 4.7.a) including subsequent changes, amendments or modifications thereto, not later than the first port of call.

Non-compliance with the provisions of this Clause shall amount to breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them.

Furthermore, all time lost and all expenses incurred including fines as a result of the Charterers’ breach of the provisions of this Clause shall be for the Charterers’ account.

End of Charter Party

The Owners:	The Charterers:

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BIMCO STANDARD WAR RISKS CLAUSE FOR T1ME CHARTERS 1993
Code Name: “CONWARTIME 1993”

(1)	For this purpose of the Clause, the words:
(a)	“Owners” shall include the Shipowners, Bareboat Charterers, Disponent
Owners, Managers or other operators who are charged with the management of the Vessel, and the Master, and
(b)	“War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades(whether imposed against all Vessels or imposed selectively against Vessels of certain flags or Ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons onboard the Vessel.

(2)	The Vessel unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons onboard the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(3)	The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all Vessels, or is imposed selectively in any way whatsoever. against Vessels of certain flags or Ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject or is likely to be subject to a belligerents right of search and/or confiscation.

(4)(a)	The Owners may effect war risks insurance in respect of the Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earning and detention, the crew and their Protection and Indemnity Risks), and the premiums and/or calls therefore shall be for their account.

(b)	If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

(5)	If the Owners becomes liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then such bonus or additional wages shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due.

(6)	The Vessel shall have liberty:-
(a)	to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, discharge of cargo, ports of call, stoppages, destinations, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(b)	to comply with the order, directions or recommendations of any war risks Underwriters who have the authority to give the same under the terms of the war risks insurance;
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RIDER CLAUSES TO M.V. “HULL NO. 1653”

CHARTER PARTY DATED JANUARY 13, 2004

(c)	to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

(d)	to divert and discharge at any other port any cargo or port thereof which may render the vessel liable to confiscation as a contraband carrier;

(e)	to divert and call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

(7)	If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall be discharged at any alternative port without first giving the Charterers notice of the Owners’ intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterers within 4 8 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(8)	If, in compliance with any of the provisions of sub-clauses (2) to (7) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charter Party.
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